EXHIBIT 4.7
EUGENIC CORP.

Amended Audit Committee Charter

This Audit Committee Charter (the “Charter”) has been adopted by the Board of Directors (the “Board”) of Eugenic Corp. (the “Company”).  The Audit Committee of the Board (the “Committee”) will review and reassess this charter annually and recommend any proposed changes to the Board for approval.  The Audit Committee’s primary duties and responsibilities are to:

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Oversee (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; and (iii) the independent auditors’ qualifications and independence.

•	Serve as an independent and objective party to monitor the Company’s financial reporting processes and internal control systems.
•	Review and appraise the audit activities of the Company’s independent auditors and the internal auditing functions.
•	Provide open lines of communication among the independent auditors, financial and senior management, and the Board of Directors for financial reporting and control matters.

Role and Independence: Organization

The Committee assists the Board on fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company.  It may also have such other duties as may from time to time be assigned to it by the Board.

The Audit Committee is to be comprised of at least three directors.  The majority of this Committee  must be independent from management and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

All members shall, to the satisfaction of the Board, be financially literate (i.e. will have the ability to read and understand a balance sheet, an income statement, a cash flow statement and the notes attached thereto), and at least one member shall have accounting or related financial management expertise to qualify as “financially sophisticated”.  A person will qualify as “financially sophisticated” is an individual who possesses the following attributes:

1.	an understanding of financial statements and generally accepted accounting principles;
2.	an ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;
3.
experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities;

4.	an understanding of internal controls and procedures for financial reporting; and
5.	an understanding of audit committee functions.

The majority of the members of the Committee are “independent” as defined by the Securities and Exchange Commission, and the Board has determined that Mr. Klyman is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission.

The Committee members will be elected annually at the first meeting of the Board following the annual meeting of shareholders.  Each member of the Committee serves during the pleasure of the Board and, in any event, only so long as he or she is a director.

One member of the Committee shall be appointed as chair.  The chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings and making regular reports to the Board.  The chair will also maintain regular liaison with the CEO, CFO, and the lead independent audit partner.

Responsibilities and Powers

Although the Committee may wish to consider other duties from time to time, the general recurring activities of the Committee in carrying out its oversight role are described below.

•	Annual review and revision of this Charter as necessary with the approval of the Board.
•	Review and obtain from the independent auditors a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1.
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Recommending to the Board the independent auditors to be retained (or nominated for shareholder approval) to audit the financial statements of the Company.  Such auditors are ultimately accountable to the Board and the Committee, as representatives of the shareholders.

•	Evaluating, together with the Board and management, the performance of the independent auditors and, where appropriate, replacing such auditors.
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Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company. The Committee shall actively engage in a dialogue with the independent auditors with respect to any relationship that may impact the objectively and the independence of the auditors and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditors’ independence.

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Ensuring that the independent auditors are prohibited from providing the following non-audit services and determining which other non-audit services the independent auditors are prohibited from providing:

o	Bookkeeping or other services related to the accounting records or financial statements of the Company;
o	Financial information systems design and implementation;
o	Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;
o	Actuarial services;
o	Internal audit outsourcing services;
o	Management functions or human resources;
o	Broker or dealer, investment advisor or investment banking services;
o	Legal services and expert services unrelated to the audit; and
o	Any other services which the Public Company Accounting Oversight Board determines to be impermissible.

•	Approving any permissible non-audit engagements of the independent auditors.
•	Meeting with the auditors and management of the Company to review the scope of the proposed audit for the current year, and the audit procedures to be used, and to approve audit fees.
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Reviewing the audited financial statements and discussing them with management and the independent auditors.  Consideration of the quality of the Company’s accounting principles as applied in its financial reporting.  Based on such review, the Committee shall make its recommendation to the Board as to the inclusion of the Company’s audited financial statement in the Company’s Annual Report to Shareholders.

•	Discussing with management and the independent auditors the quality and adequacy of and compliance with the Company’s internal controls.
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Establishing procedures: (i) for receiving, handling and retaining of complaints received by the Company regarding accounting, internal controls, or auditing matters, and (ii) for employees to submit confidential anonymous concerns regarding questionable accounting or auditing matters.

•	Review and discuss all related party transactions involving the Company.
•	Engaging independent counsel and other advisors if the Committee determines that such advisors are necessary to assist the Committee in carrying out its duties.
•	Publicly disclose the receipt of warning about any violations of corporate governance rules.

Authority

The Committee will have the authority to retain special legal, accounting or other experts for advise, consultation or special investigation.  The Committee may request any officer or employee of the Company, the Company’s outside legal counsel, or the independent auditor to attend a meeting of the Committee, or to meet with any member of, or consultants to, the Committee.  The Committee will have full access to the books, records and facilities of the Company.

Meetings

The Committee shall meet at least yearly, or more frequently as the Committee considers necessary.  Opportunities should be afforded periodically to the external auditor and to senior management to meet separately with the independent members of the Committee. Meetings may be with representatives of the independent auditors, and appropriate members of management, all either individually or collectively as may be required by the Chairman of the Committee.

The independent auditors will have direct access to the Committee at their own initiative.

The Chairman of the Committee will report periodically the Committee’s findings and recommendations to the Board of Directors.

Dated the 28th day of May 2009